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[INVESCO AIM LOGO APPEARS HERE]
--Servicemark--

September 24, 2009

Board of Trustees
AIM Equity Funds and AIM Growth Series (each a "Trust", collectively the
"Trusts")
11 Greenway Plaza, Suite 100
Houston, Texas 77046-1173

Re: Initial Capital Investment in New Class S Shares of AIM Charter Fund, AIM Summit Fund, AIM Conservative Allocation Fund, AIM Growth Allocation Fund and AIM Moderate Allocation Fund (collectively the "Funds") of the Trusts

Ladies and Gentlemen:

The purpose of this letter is to set out our understanding of the conditions of and our promises and representations concerning this investment.

We hereby agree to purchase shares equal to the following dollar amount for the
Funds:

FUND AND CLASS                                                  AMOUNT            DATE
--------------                                                ----------   ------------------
INITIAL INVESTMENT FOR THE PURPOSE OF COMMENCING OPERATIONS
AIM EQUITY FUNDS
   AIM Charter Fund
      Class S Shares                                          $10,000.00   September 24, 2009
   AIM Summit Fund
      Class S Shares                                          $10,000.00   September 24, 2009
AIM GROWTH SERIES
   AIM Conservative Allocation Fund
      Class S Shares                                          $10,000.00   September 24, 2009
   AIM Growth Allocation Fund
      Class S Shares                                          $10,000.00   September 24, 2009
   AIM Moderate Allocation Fund
      Class S Shares                                          $10,000.00   September 24, 2009

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September 24, 2009
Page 2


We understand that the price per share for the Class S Shares of the Funds will be equal to the next determined net asset value per share of the Class A Shares of the Funds.

We hereby represent that we are purchasing these shares solely for our own account and solely for investment purposes without any intent of distributing or reselling said shares. We further represent that disposition of said shares will only be by direct redemption to or repurchase by the Trusts.

We further agree to provide the Trusts with at least three business day's advance written notice of any intended redemption and agree that we will work with the Trusts with respect to the amount of such redemption so as not to place a burden on the Trusts and to facilitate normal portfolio management of the Funds.

Sincerely yours,

INVESCO AIM ADVISORS, INC.


/s/ John M. Zerr
------------------------------------
John M. Zerr
Senior Vice President

cc: Mark Gregson
    Michael Hanna